CO-OPTRADE

A WYOMING, CORPORATION

COMMON STOCK SUBSCRIPTION AGREEMENT

CO-OPTRADE

30 N Gould Street Ste R

Sheridan Wyoming, 82801

The undersigned ("Subscriber"), on the terms and conditions herein set forth, hereby irrevocably submits this Subscription (the "Subscription") to CO-OPTRADE a Wyoming corporation (the "Company") for the purchase of ______________shares of common stock of the Company (the "Shares".)

1. Subscription for the Purchase of Shares.

1.1 Shares Being Offered for Sale. The Company is offering up to 2 3 , 5 00,000 shares of its common stock in a private offering (the "Offering"), on the terms and conditions described in that certain Issuers’ Initial Disclosure dated as of October 17, 2017, and the exhibits thereto (the "Memorandum") and in this Subscription Agreement. This is a best efforts offering and the offering. The purchase price of the shares is $0.80 in cash. The Offering is being made to both persons who are "accredited investors" within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act".) and also to a maximum of 35 non- accredited investors pursuant to Regulation D Rule 504 of the Securities Act of 1933 as amended.

1.2 Offer to Purchase. Subscriber hereby irrevocably offers to purchase a total of ______________ of the shares being offered for sale in the Offering and tenders, herewith, the sum of $________________ payable to the order of CO-OPTRADE Subscriber recognizes and agrees that (i) this Subscription is irrevocable and, if Subscriber is a natural person, shall survive Subscriber's death, disability or other incapacity, and (ii) the Company has complete discretion to accept this Subscription, either in whole or in part, or to reject this subscription in its entirety and shall have no liability for any rejection, in whole or in part, of this Subscription. This Subscription shall be deemed to be accepted by the Company only when the Company executes the Subscription Agreement and only as to the number of shares set forth in the space provided on the signature page herein to evidence the action of the Company with respect to this Subscription.

1.3 Effect of Acceptance. Subscriber hereby acknowledges and agrees that (i) on the Company's acceptance of this Subscription, either in whole or in part, this agreement shall become a binding and fully enforceable agreement between the Company and the Subscriber as to the number of the shares for which this Subscription is accepted by the Company; and (ii) there is no minimum dollar amount of subscriptions for the purchase of shares in the offering that the Company must receive before it is entitled to accept this Subscription. As a result, on acceptance by the Company of this Subscription, Subscriber will become the record and beneficial holder of the number of shares of the Company's Common Stock for which this Subscription is accepted by the Company and the Company will be entitled to retain the purchase price of such shares, whether or not the Company is able to raise all of the funds it is seeking in the offering.

2. Representation as to Investor Status.

2.1 Accredited Investor. In order for the Company to sell the shares in conformance with state and federal securities laws, the following information must be obtained regarding Subscriber's investor status. Please initial each item applicable to you as an investor in the Company. If an item does not apply to you, then please do not check the item as the company is allowed by Regulation D Rule 504 of the “Act” to accept a maximum of 35 non-accredited investors.

_____ (a) A natural person whose net worth, either individually or jointly with such person's spouse, at the time of Subscriber's purchase, exceeds $1,000,000;

_____ (b) A natural person who had an individual income in excess of $200,000, or joint income with that person's spouse in excess of $300,000, in each of 2012 and 2013 and reasonably expects to reach the same income level in 2014.

_____ (c) A bank as defined in Section 3(a)(2) of the Securities Act, or any Savings and Loan Association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

_____ (d) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

_____(e) An Investment Company registered under the Investment Company Act of 1940 or a Business Development Company as defined in Section 2(a)(48) of that Act;

_____ (f) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958;

_____ (g) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are accredited investors;

_____ (h) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

_____ (i) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, business trust, or partnership, not formed for the specific purpose of acquiring the shares, with total assets in excess of $5,000,000;

_____ (j) A Director or Executive Officer of the Company;

_____ (k) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

_____(l) An entity in which all of the equity owners qualify under any of the above subparagraphs.

_____(m) Subscriber does not qualify under any of the investor categories set forth in (a) through (l) above.

2.2 Net Worth. The term "net worth" means the excess of total assets over total liabilities. In calculating net worth, Subscriber may include the estimated fair market value of his or her principal residence as an asset.

2.3 Income. In determining individual "income," Subscriber should add to Subscriber's individual taxable adjusted gross income (exclusive of any spousal income) any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

2.4 Type of Subscriber. Indicate the form of entity of Subscriber:

¨ Individual	¨ Limited Partnership
¨ Corporation	¨ General Partnership
¨ Revocable Trust	¨ Other Type of Trust (indicate
type):_______________

¨ Other (indicate form of organization):________________________

(a) If Subscriber is not an individual, indicate the approximate date Subscriber entity was formed: ___________________________________

(b) If Subscriber is not an individual, initial the line below which correctly describes the application of the following statement to Subscriber's situation: Subscriber (i) was not organized or reorganized for the specific purpose of acquiring the shares and (ii) has made investments prior to the date hereof, and each beneficial owner thereof has and will share in the investment in proportion to his or her ownership interest in Subscriber.

______True _____False

If the "False" box is checked, each person participating in the entity will be required to fill out a Subscription Agreement.

2.5 Other Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company as follows:

(a) The shares are being acquired for Subscriber's own account for investment, with no intention of distributing or selling any portion thereof within the meaning of the Securities Act, and will not be transferred by Subscriber in violation of the Securities Act or the then applicable rules or regulations there under. No one other than Subscriber has any interest in or any right to acquire the shares. Subscriber understands and acknowledges that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the shares by anyone but Subscriber.

(b) Subscriber's financial condition is such that Subscriber is able to bear the risk of holding the shares that Subscriber may acquire pursuant to this agreement, for an indefinite period of time, and the risk of loss of Subscriber's entire investment in the Company.

(c) Subscriber has received, has read and understood and is familiar with the Company's Private Placement Memorandum, including, without limitation, the risk factors included therein (the "Memorandum") and this Subscription Agreement.

(d) The Company has made available all additional information which Subscriber has requested in connection with the Company and its representatives and Subscriber has been afforded an opportunity to make further inquiries of the Company and its representatives and the opportunity to obtain any additional information (to the extent the Company has such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information contained in the Memorandum or otherwise furnished by the Company to Subscriber.

(e) No representations or warranties have been made to Subscriber by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in the Memorandum and this Subscription Agreement.

(f) Subscriber has investigated the acquisition of the shares to the extent Subscriber deemed necessary or desirable and the Company has provided Subscriber with any reasonable assistance Subscriber has requested in connection therewith.

(g) Subscriber, either personally, or together with his advisors (other than any securities broker/dealers who may receive compensation from the sale of any of the shares), has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of purchasing the shares and of making an informed investment decision with respect thereto.

(h) Subscriber is aware that Subscriber's rights to transfer the shares are restricted by the Securities Act,

applicable state securities laws and the absence of a market for the shares, and Subscriber will not offer for sale, sell or otherwise transfer the shares without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt there from.

(i) Subscriber understands and agrees that the shares it acquires have not been registered under the Securities Act or any state securities act in reliance on an exemption for private offerings and that the Company has no obligation to effectuate any such registration. Subscriber further acknowledges that Subscriber is purchasing the shares without being furnished any offering literature or prospectus other than the Memorandum and this Subscription Agreement.

(j) Any certificate representing the shares will be endorsed with a restrictive legend similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

(k) Subscriber also acknowledges and agrees to the following:

(i) an investment in the shares is speculative and involves a high degree of risk of loss of the entire investment in the Company; and

(ii) no public market exists and there is no assurance that any public market may ever develop either for the shares and that, as a result, Subscriber may not be able to liquidate Subscriber's investment in the shares should a need arise to do so.

(l) Subscriber is not dependent for liquidity on any of the amounts Subscriber is investing in the shares.

(m) Subscriber's address set forth below is his or her correct residence address.

(n) Subscriber has full power and authority to make the representations referred to herein, to purchase the shares and to execute and deliver this Subscription Agreement.

(o) Subscriber understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the sale of the shares under the federal and state securities laws and for other purposes.

The foregoing representations and warranties are true and accurate as of the date hereof and shall survive such date. If any of the above representations and warranties shall cease to be true and accurate prior to the acceptance of this Subscription, Subscriber shall give prompt notice of such fact to the Company by telegram, or facsimile or e-mail, specifying which representations and warranties are not true and accurate and the reasons therefore.

3. Indemnification. Subscriber acknowledges that Subscriber understands the meaning and legal consequences of the representations and warranties made by Subscriber herein and that the Company is relying on such representations and warranties in making the determination to accept or reject this Subscription. Subscriber hereby agrees to indemnify and hold harmless the Company and each employee and agent thereof from and against any and all losses, damages or liabilities due to or arising out of a breach of any representation or warranty of Subscriber contained in this Subscription Agreement.

4. Transferability. Subscriber agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the shares acquired pursuant hereto shall be made only in accordance with applicable federal and state securities laws.

5. Market Stand Off. Subscriber agrees that if requested by the Company or the managing underwriter of any proposed public offering of the Company's securities Subscriber will not sell or otherwise transfer or dispose of any of the shares held by the Subscriber without the prior written consent of the Company and such underwriter during such period of time, not to exceed 180 days, following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

6. Termination of Agreement; Return of Funds. In the event that for any reason this Subscription is rejected in its entirety by the Company, this Subscription Agreement shall be null and void and if no further force and effect, and no party shall have any rights against any other party hereunder. In the event that the Company rejects this Subscription either in whole or in part, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder with respect to the shares as to which the Subscription is rejected, with interest.

7. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, or delivered by, facsimile or e-mail to Subscriber at the address set forth below and to the Company at the address set forth on the first page of this agreement or at such other place as the Company may designate by written notice to Subscriber.

8. Amendments. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated except in a writing signed by Subscriber and the Company.

9. Governing Law. This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of Wyoming.

10. Headings. The headings in this Subscription Agreement are for convenience of reference, and shall not by themselves determine the meaning of this Subscription Agreement or of any part hereof.

INDIVIDUALS

Dated: ______________

Signatures:

Name (Please Print):

Residence Address:

Phone #:

Social Security Number:

Acceptance or Rejection of Subscription [Appropriate Box to be Checked]

☐ Accepted for all of the shares subscribed for

☐ Accepted as to _______  shares, and rejected as to the remaining shares subscribed for

☐ Rejected in its entirety

CO-OPTRADE
a Wyoming corporation